EXHIBIT 99.1
ILLUMINA REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER 2006
Revenue Increase of 163% Drives Record Profitability
Forbes Ranks Illumina as the Fastest Growing U.S. Technology Company
SAN DIEGO, February 1, 2007 (BUSINESS WIRE) — Illumina, Inc. (NASDAQ:ILMN) announced today its financial results for the fourth quarter and fiscal year ended December 31, 2006.
For the fourth quarter of 2006, Illumina reported revenue of $60.4 million, a 163% increase over the $23.0 million reported in the fourth quarter of 2005. This represents the Company’s 22nd consecutive quarter of revenue growth. On a GAAP basis, the Company reported net income of $17.1 million, or $0.34 per diluted share, for the fourth quarter of 2006, compared to net income of $0.3 million, or $0.01 per diluted share, in the comparable period of 2005. Net income for the fourth quarter of 2006 includes total non-cash stock compensation expense of $4.1 million associated with the Company’s adoption of SFAS No. 123R. Excluding the impact of non-cash stock compensation expense, Illumina’s net income on a non-GAAP basis would have been $21.2 million, or $0.42 per diluted share, for the fourth quarter of 2006.
The Company generated $8.4 million in cash from operations during the fourth quarter of 2006, compared to $2.1 million in the comparable quarter of 2005. The Company ended the year with $130.8 million in cash and short-term investments.
Combined gross margin for products and services in the fourth quarter of 2006 was 66.6%, compared to 67.6% in the comparable period of 2005. For the fourth quarter of 2006, excluding the effect of non-cash stock compensation expense, the combined gross margin of product and services would have been 67.4%.

Research and development (R&D) expenses for the fourth quarter of 2006 were $8.8 million, compared to $7.5 million in the fourth quarter of 2005. R&D expense for the fourth quarter of 2006 includes approximately $1.1 million of non-cash stock compensation expense. Selling, general and administrative (SG&A) expenses for the quarter were $14.9 million, compared to $8.2 million for the fourth quarter of 2005. SG&A expense for the fourth quarter of 2006 includes approximately $2.5 million of non-cash stock compensation expense.
For the fiscal year 2006, total revenue was $184.6 million, a 151% increase over the $73.5 million reported for the prior fiscal year. On a GAAP basis, the Company reported net income of $40.0 million, or $0.82 per diluted share, compared to a net loss of $20.9 million, or $0.52 per diluted share, for the prior year. Net income for the fiscal year 2006 includes total non-cash stock compensation expense of $14.3 million associated with the Company’s adoption of SFAS No. 123R. Excluding the impact of non-cash stock compensation expense, Illumina’s net income on a non-GAAP basis would have been $54.3 million, or $1.11 per diluted share, for 2006.
The Company’s net loss for the fiscal year 2005 included a non-cash charge of $15.8 million of acquired in-process research and development in connection with the Company’s acquisition of CyVera Corporation in April 2005. Excluding this charge and non-cash stock compensation expense, the net loss on a non-GAAP basis for the fiscal year 2005 was $4.8 million, or $0.12 per basic and diluted share.
For the fiscal year 2006, combined gross margin for product and services was 67.6%, compared to 67.7% for the comparable period in 2005. For the fiscal year 2006, excluding the effect of non-cash stock compensation expense, the combined gross margin of product and services would have been 68.5%.
For the fiscal year 2006, R&D expenses were $33.4 million, compared to $27.8 million in 2005. R&D expense for the fiscal year 2006 includes approximately $3.9 million of non-cash stock compensation expense. SG&A expenses for the fiscal year 2006 were $54.1 million, compared to $28.2 million in 2005. SG&A expense for the fiscal year 2006 includes approximately $8.9 million of non-cash stock compensation expense.

Highlights since our last earnings release:
•	In the February 12, 2007 issue of Forbes magazine, Illumina was named the fastest growing technology company out of 2,200 public U.S. technology stocks based on five-year sales growth.

•	Completed the acquisition of Solexa, Inc. The combined company creates the only company with genome-scale technology for genotyping, gene expression, and sequencing, the three cornerstones of modern genetic analysis.

•	Announced that Amgen will use the Infinium HumanHap300 BeadChip in collaborations with the Brigham & Women’s Hospital to analyze approximately 28,000 samples as part of the Women’s Genome Health Study. The study will examine genetic variation in American women that may underlie a range of serious illnesses such as heart disease, stroke, diabetes, breast cancer and osteoporosis.

•	Erasmus MC, University Medical Centre in Rotterdam, the Netherlands’ largest academic medical facility, purchased two fully automated BeadStations to genotype more than 10,000 samples. Using the Infinium HumanHap550 BeadChip, researchers will prospectively monitor a population of individuals for the development of several late-age diseases including neurological, cardiovascular, endocrine, locomotor and ophthalmological conditions. This project is the largest cohort study undertaken in Europe to date.

•	The Johns Hopkins University School of Medicine will conduct the largest and most extensive genome-wide scan of individuals of African and African American descent to date. In collaboration with researchers at the National Human Genome Center (NHGC) at Howard University, researchers will utilize the Infinium HumanHap650Y BeadChip for an asthma study of over 2,000 individuals and their families. The study is supported by a recent grant from the National Heart, Lung, and Blood Institute (NHLBI) at the National Institutes of Health (NIH).

•	The Genome Institute of Singapore (GIS), a flagship facility in Singapore, in partnership with a top-ten pharmaceutical company will analyze up to 3,000 samples using Illumina’s HumanRef-8 BeadChip for gene expression profiling.

•	GlaxoSmithKline (GSK) expanded its genotyping services contract, and purchased the Infinium HumanHap550 BeadChip for use in large-scale whole-genome association studies.

•	Shipped 35 BeadArray™ readers during the quarter, increasing the cumulative shipments of BeadArray readers to 246.

•	Introduced a new methylation technology enabling investigators to survey up to 1,536 methylation sites across 96 samples simultaneously. The GoldenGate® Methylation Cancer Panel I, the first standard panel, covers 1,505 methylation sites over 800 cancer genes. Custom-content methylation panels will soon be available to meet individual research needs.

•	Announced the Human 1M and the Human 450S BeadChips, the next BeadChips in its Infinium® product family. The Human 1M will profile over one million diverse genetic variants. The new Human 1M BeadChip combines an unprecedented level of content for both whole-genome (WG) and copy number variation (CNV) analysis, along with additional unique, high-value genomic regions of interest - all on a single microarray chip. Illumina also announced that it plans to introduce the Human 450S BeadChip, which will enable customers using Illumina’s HumanHap550 BeadChip, to further extend their genetic studies to include the one million content level.

•	Completed the Early Access commercialization phase of the Illumina® Genome Analyzer. In 2006, prior to the completion of the acquisition, Solexa shipped 13 systems to ten customers in five countries.

•	The Illumina Genome Analyzer achieved the 1G performance milestone. Prior to the completion of the acquisition, Solexa had performed multiple runs on multiple instruments that yielded more than 1 gigabase (one billion bases) of high-quality DNA sequence data per flow cell after filtering, making the Illumina Genome Analyzer the first platform to reach this important milestone.

•	We announced the following management changes. John West, the former CEO of Solexa, has joined Illumina as the Senior Vice President and General Manager of the Sequencing business. John Stuelpnagel, our COO, will take on the additional responsibility as General Manager of our Microarray business. Tristan Orpin, our Vice President of Sales, has been promoted to Sr. Vice President in charge of all commercial operations. Mr. Orpin will be responsible for sales, marketing and technical support across all of our products and geographies. Christian Henry, our Vice President and Chief Financial Officer, has been promoted to Sr. Vice President and Chief Financial Officer and has assumed the additional responsibility of investor relations. Matt Posard, our Vice President of Marketing, has moved into the role of Vice President of Sales, while Omead Ostadan will take Mr. Posard’s place as our Vice President in charge of marketing. Mr. Ostadan was the Vice President of Marketing at Solexa. Additionally, Blaine Bowman and Roy Whitfield have joined our Board of Directors. Mr. Bowman and Mr. Whitfield are joining from the Solexa Board of Directors.
Financial Outlook
The non-GAAP financial guidance discussed below excludes the effect of non-cash stock compensation expense (see table which reconciles these non-GAAP financial measures to the related GAAP measure). The Company’s financial guidance for fiscal 2007 is as follows:
Guidance for Fiscal 2007:
•	Based on the continued strong demand for the Company’s products and services, total revenue for fiscal 2007 is expected to be between $295 and $315 million.

•	Research and development expenses are expected to be between $57 and $67 million.

•	Selling, general and administrative expenses are expected to be between $72 and $82 million.

•	We expect non-GAAP net income to be between $52 and $62 million, or $0.86 per diluted share, assuming the midpoint of the range and fully diluted weighted-average shares of 66 million.

•	We expect non-cash stock compensation expense related to SFAS No. 123R to be between $20 and $25 million, or $0.34 per diluted share assuming the midpoint of the range.
Guidance for Q1 2007:
•	The Company expects first quarter total revenue to be between $64 and $68 million, which would represent growth of 127% over the first quarter of 2006 assuming the midpoint of the range. Management expects non-GAAP net income to be between $9 and $11 million, or $0.16 per diluted share assuming the midpoint of the range and quarterly fully diluted weighted-average shares of 62 million.

Conference Call Information
A conference call has been scheduled for 2:00 p.m. Pacific Time today to discuss Illumina’s fourth quarter and fiscal year 2006 results and 2007 guidance. Interested parties may listen to the call by dialing 866-770-7120 (passcode: 52458765) or if outside North America, by dialing +1 617-213-8065 (passcode: 52458765). Individuals may access the live webcast under the “Investor Information” tab of Illumina’s website at www.illumina.com.
About Illumina
Illumina (www.illumina.com) is developing next-generation tools for the large-scale analysis of genetic variation and function. The Company’s proprietary BeadArray technology — now used in leading genomics centers around the world — provides the throughput, cost effectiveness and flexibility necessary to enable researchers in the life sciences and pharmaceutical industries to perform the billions of tests necessary to extract medically valuable information from advances in genomics and proteomics. This information will help pave the way to personalized medicine by correlating genetic variation and gene function with particular disease states, enhancing drug discovery, allowing diseases to be detected earlier and, more specifically, permitting better choices of drugs for individual patients. On January 26, 2007, the Company acquired Solexa, Inc. With this acquisition, Illumina is now commercializing the Illumina Genome Analyzer, which is being used to perform a range of analyses including whole genome resequencing, gene expression analysis and small RNA analysis.
Statement Regarding Use of Non-GAAP Measures
The Company has reported non-GAAP results for net income (loss) per share, net income (loss), gross margins and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense and its acquisition of CyVera Corporation. Management believes that presentation of operating results that exclude those non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the costs and outcome of Illumina’s litigation with Affymetrix, our ability to effectively integrate our recent acquisition of Solexa, Inc., Illumina’s ability to further develop and commercialize its BeadArray technologies and to deploy new gene expression and genotyping products and applications for its platform technology, Illumina’s ability to manufacture robust Sentrix® arrays and Oligator® oligonucleotides, Illumina’s ability to scale and integrate CyVera technology, Illumina’s ability to further scale oligo synthesis output and technology to satisfy market demand derived from the Company’s collaboration with Invitrogen, and other factors detailed in the Company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2006	January 1, 2006 (1)
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$38,386	$50,822
Short-term investments	92,418	—
Accounts receivable, net	39,984	17,620
Inventory, net	20,169	10,309
Prepaid expenses and other current assets	2,769	959

Total current assets	193,726	79,710

Property and equipment, net	25,634	16,131
Investment in Solexa, Inc.	67,784	—
Intangible and other assets, net	13,440	4,769

Total assets	$300,584	$100,610

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,853	$7,390
Accrued liabilities	23,923	14,328

Total current liabilities	33,776	21,718

Long-term liabilities	19,466	6,395
Stockholders’ equity	247,342	72,497

Total liabilities and stockholders’ equity	$300,584	$100,610

(1)	The condensed consolidated balance sheet as of January 1, 2006 has been derived from the audited financial statements as of that date.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	January 1,	December 31,	January 1,
	2006	2006	2006	2006
Revenue:
Product	$49,229	$16,667	$155,811	$57,752
Service and other	10,983	5,737	27,486	13,935
Research	223	609	1,289	1,814

Total revenue	60,435	23,013	184,586	73,501

Costs and expenses:

Cost of revenue (including non-cash stock compensation expense of $507, $0, $1,524 and $0, respectively)	20,119	7,249	59,344	23,181
Research and development (including non-cash stock compensation expense of $1,101, $36, $3,891 and $84, respectively)	8,826	7,520	33,373	27,809
Selling, general and administrative (including non-cash stock compensation expense of $2,484, $19, $8,889 and $186, respectively)	14,914	8,228	54,057	28,158
Acquired in-process research and development	—	—	—	15,800

Total costs and expenses	43,859	22,997	146,774	94,948

Income (loss) from operations	16,576	16	37,812	(21,447)
Interest and other income, net	1,388	312	4,808	736

Income (loss) before income taxes	17,964	328	42,620	(20,711)
Provision for income taxes	822	2	2,652	163

Net income (loss)	$17,142	$326	$39,968	$(20,874)

Net income (loss) per basic share	$0.37	$0.01	$0.90	$(0.52)

Net income (loss) per diluted share	$0.34	$0.01	$0.82	$(0.52)

Shares used in calculating basic net income (loss) per share	46,699	41,207	44,501	40,147

Shares used in calculating diluted net income (loss) per share	51,003	44,682	48,754	40,147

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	January 1,	December 31,	January 1,
	2006	2006	2006	2006
Net cash provided by (used in) operating activities	$8,409	$2,080	$38,628	$(9,008)

Net cash used in investing activities	(18,369)	(2,529)	(160,735)	(1,535)

Net cash provided by financing activities	4,160	965	109,668	5,963

Effect of foreign currency translation on cash and cash equivalents	20	134	3	613

Increase (decrease) in cash and cash equivalents	(5,780)	650	(12,436)	(3,967)

Cash and cash equivalents, beginning of period	44,166	50,172	50,822	54,789

Cash and cash equivalents, end of period	$38,386	$50,822	$38,386	$50,822

Calculation of Free Cash Flow (a):

Net cash provided by (used in) operating activities	$8,409	$2,080	$38,628	$(9,008)

Purchases of property and equipment	(1,637)	(2,529)	(15,114)	(11,395)
Cash paid for intangible assets	(85)	—	(100)	(2,315)

Free cash flow	$6,687	$(449)	$23,414	$(22,718)

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by (used in) operating activities reduced by purchases of property and equipment and cash paid for intangible assets. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare the Company with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(Unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE IS AS FOLLOWS:

	Three Months Ended		Year Ended
	December 31,	January 1,	December 31,	January 1,
	2006	2006	2006	2006
GAAP net income (loss) per share — diluted	$0.34	$0.01	$0.82	$(0.52)
Adjustment to net income (loss), as detailed below	0.08	0.00	0.29	0.40

Non-GAAP net income (loss) per share — diluted (a)	$0.42	$0.01	$1.11	$(0.12)

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) IS AS FOLLOWS:
GAAP net income (loss)	$17,142	$326	$39,968	$(20,874)
Stock compensation expense	4,092	55	14,304	270
Acquired in-process research and development expense	—	—	—	15,800

Non-GAAP net income (loss) (a)	$21,234	$381	$54,272	$(4,804)

(a) Non-GAAP net income (loss) per share and net income (loss) excludes the effect of non-cash stock compensation expense, as well as acquired in-process research and development expense related to the Company’s acquisition of CyVera Corporation. Non-GAAP net income (loss) per share and net income (loss) is a key driver of the Company’s core operating performance and a major factor in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN IS AS FOLLOWS:

GAAP product and services gross margin	66.6%	67.6%	67.6%	67.7%
Stock compensation expense	0.8%	0.0%	0.9%	0.0%

Non-GAAP product and services gross margin (b)	67.4%	67.6%	68.5%	67.7%

(b) Non-GAAP product and services gross margin excludes the effect of non-cash stock compensation expense. Non-GAAP product and services gross margin is used by the Company as a key measure of the effectiveness and efficiency of the Company’s manufacturing processes, product mix and the average selling prices of the Company’s products and services.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
(In thousands, except per share amounts)

The financial guidance provided below is an estimate based on information available as of February 1, 2007. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended January 1, 2006, the Company’s Form 10-Q for the quarters ended April 2, 2006, July 2, 2006 and October 1, 2006, and the Company’s Form 10-K for the year ended December 31, 2006 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Fiscal Year 2007 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments			Non-GAAP
Revenue	$295 - 315 million				$295 - 315 million

Research and development expenses	$63 - 73 million	($6 million)	(a	)	$57 - 67 million

Selling, general and administrative expenses	$86 - 96 million	($14 million)	(a	)	$72 - 82 million

Net income	$29.5 to 39.5 million	$22.5 million	(a	)	$52 - 62 million

Diluted net income per share	$0.52	$0.34	(b	)	$0.86

Q1 2007 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments			Non-GAAP
Revenue	$64 - 68 million				$64 - 68 million

Net income	$3.4 to 5.4 million	$5.6 million	(c	)	$9 - 11 million

Diluted net income per share	$0.07	$0.09	(b	)	$0.16

(a) These adjustments reflect estimated non-cash stock compensation expense attributable to stock options, restricted stock and employee stock purchase plan shares. This amount reflects the total estimated expense from the application of SFAS No. 123R, which the Company adopted on January 2, 2006. These adjustments reflect the estimated impact in fiscal year 2007 of approximately $22.5 million of non-cash stock compensation expense, which represents the midpoint of the $20 — 25 million estimated range for non-cash stock compensation expense.
(b) These adjustments reflect the estimated impact on diluted net income per share for fiscal year 2007 and Q1 2007 from the non-GAAP adjustments related to non-cash stock compensation expense.
(c) This adjustment reflects the estimated impact in Q1 2007 of approximately $5.6 million of non-cash stock compensation expense.
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Contacts:	Jay Flatley	Christian Henry
	President & CEO	SVP & Chief Financial Officer
	1.858.202.4501	1.858.202.4508
	jflatley@illumina.com	chenry@illumina.com